SECOND AMENDMENT TO LOAN AGREEMENT

         THIS SECOND AMENDMENT TO LOAN AGREEMENT (this "Amendment") is made and entered into this 28th day of September, 1999, by and between INTERLOTT TECHNOLOGIES, INC., a Delaware corporation ("Borrower"), and MERCANTILE BUSINESS CREDIT INC., a Missouri corporation ("Lender").
                                   WITNESSETH:

     WHEREAS, Borrower and Lender have heretofore entered into that certain Loan Agreement dated October 29, 1997, as amended by that certain First Amendment to Loan Agreement dated as of October 29. 1998 (as so amended, the "Loan Agreement"; all capitalized terms used and not otherwise defined in this Amendment shall have the respective meanings ascribed to them in the Loan Agreement as amended by this Amendment); and

     WHEREAS, Borrower and Lender desire to amend the Loan Agreement in the manner hereinafter set forth;

     NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Borrower and Lender hereby agree as follows:

          1. The definitions of "Eligible Lease Payments" and "Lender's Revolving Credit Commitment" set forth in Section 1.01 of the Loan Agreement hereby are amended in their entirety to read as follows, respectively:

                   Eligible Lease Payments shall mean, with respect to each Eligible Lease, as of any date, the aggregate minimum base rental payments (excluding any percentage rental payments) due or to become due under such Eligible Lease for instant lottery vending machines, prepaid phone card dispensing machines and/or smart card dispensing machines delivered to and accepted by the lessee(s) under such Eligible Lease on or prior to such date during the shorter of (a) the period commencing on such date and ending twenty-four (24) months thereafter and (b) the remaining term of such Lease (determined without giving effect to any renewal or extension terms exercisable at the option of the lessee(s) which have not been exercised by such lessee(s)).

                            Lender's  Revolving Credit Commitment shall mean the
sum of $25,000,000.00.

          2. Section 2.01(b) of the Loan Agreement hereby is deleted in its entirety and the following substituted in lieu thereof:

               (b) For purposes of this Agreement, the "Borrowing Base" shall mean the sum of:

                            (i) (A)  Eighty-Five  Percent  (85%)  if the Rate of
                   Dilution of Borrower's Accounts is less than or equal to Five Percent (5%), (B) Eighty Percent (80%) if the Rate of Dilution of Borrower's Accounts is greater than Five Percent (5%) but less than or equal to Eight Percent (8%), (C) Seventy-Five Percent (75%) if the Rate of Dilution of Borrower's Accounts is greater than Eight Percent (8%) but less than or equal to Ten Percent (10%) or (D) such percentage as Lender may determine in its sole and absolute discretion if the Rate of Dilution of Borrower's Accounts is greater than Ten Percent (10%), of the face amount of all then existing Eligible Accounts (less maximum discounts, credits and allowances which may be taken by or granted to Account Debtors in connection therewith and/or adjustments for reserves and allowances deemed appropriate by Lender in its good faith discretion exercised in accordance with its customary business practices and in a commercially reasonable manner to protect Lender with respect to the repayment of the Borrower's Obligations); plus
                            (ii) the  lesser of (A) Fifty  Percent  (50%) of the
                   Eligible Inventory of Borrower, valued at the lower of cost or market in accordance with GAAP or (B) $2,500,000.00; plus
                            (iii) (A) From the date of this Agreement until September 13, 1999, Sixty-Five Percent (65%) and (B) from and after September 13, 1999, Seventy Percent (70%), of the aggregate amount of all Eligible Lease Payments of Borrower; provided, however, that in no event may the aggregate amount of all Eligible Lease Payments of Borrower which are due from lessees who are not the United States of America or a state of the United States or a department, agency or instrumentality of any of the foregoing exceed the sum of $500,000.00; plus
                           (iv) an amount  up to Seven  Hundred  Fifty  Thousand
                   Dollars ($750,000.00) during the period commencing on September 13, 1999 and ending June 30, 2000 (the "Overadvance Amount").

         3. Exhibit A to the Loan Agreement (the form of Borrowing, Base Certificate) referenced in Section 2.01(c) of the Loan Agreement hereby is deleted in its entirety and Exhibit A attached to this Amendment substituted in lieu thereof.

          4. Section 2.02(a)(iii) of the Loan Agreement hereby is deleted in its entirety and the following substituted in lieu thereof:

                            (iii) whether such Revolving  Credit Loan is to be a
                   Prime Loan or a LIBOR Loan; provided, however, any Revolving Credit Loan constituting an Overadvance Amount under Section
                   2.01 (b) (iv) shall be a Prime Loan.

          5.  Section  2.03(a) of the Loan   Agreement  hereby is deleted in its
entirety and the following  substituted  in lieu thereof:

                           (a) the Revolving  Credit Loans of Lender to Borrower
                   shall be evidenced by an Amended and Restated Revolving Credit Note dated September 13, 1999 and payable to the order of Lender in the principal amount of $25,000,000.00, which Amended and Restated Revolving Credit Note shall be in substantially the form of Exhibit B attached hereto and incorporated herein by reference (as the same may from time to time be amended, modified, extended, renewed or restated, the "Revolving Credit Note")

          6. Exhibit B to the Loan Agreement hereby is deleted in its entirety and Exhibit B attached to this Amendment substituted in lieu thereof.

         7. Section 2.05(x) of the Loan Agreement hereby is deleted in its entirety and the following substituted in lieu thereof:

                           2.05 Interest Rates. (a) So long as no Event of Default under this Agreement has been declared by Lender and is continuing, (i) each Prime Loan (other than a Prime Loan constituting all or part off the Overadvance Amount) shall bear interest prior to maturity at a rate per annum equal to the Prime Rate (fluctuating as and when the Prime Rate shall change) and (ii) each Prime Loan constituting all or part of the Overadvance Amount shall bear interest prior to maturity at a rate per annum equal to One-Half of One Percent (.5%) over and above the Prime Rate (fluctuating as and when the Prime Rate shall change). So long as any Event of Default under  this  Agreement  has been  declared  by Lender  and is continuing, (i) each Prime Loan (other than a Prime Loan constituting all or part of the Overadvance Amount) shall bear interest prior to maturity at a rate per annum equal to Four Percent (4%) over and above the Prime Rate (fluctuating as and when the Prime Rate shall change) and (ii) each Prime Loan constituting all or part of the Overadvance Amount shall bear interest prior to maturity at a rate per annum equal to Four and One Half Percent (4.5%) over and above the Prime Rate (fluctuating as and when the Prime Rate shall change). Interest on Prime Loans shall be payable monthly in arrears on the first (1st) day of each month, commencing on the first such date after such Prime Loan is made, and at the maturity of the Revolving Credit Note, whether by reason of acceleration or otherwise. From and after the maturity of the Revolving Credit Note, whether by reason of acceleration or otherwise, (i) each Prime Loan (other than a Prime Loan constituting all or part of the Overadvance Amount) shall bear interest payable on demand until paid at a rate per annum equal to Four Percent (4(degree)/a) over and above the Prime Rate (fluctuating as and when the Prime Rate shall change) and (ii) each Prime Loan constituting all or part of the Overadvance Amount shall bear interest payable on demand until paid at a rate per annum equal to Four and One-Half Percent (4.5%) over and above the Prime Rate (fluctuating as and when the Prime Rate shall change).

          8. New subsection (g) hereby is added to Section 2.08 of the Loan Agreement immediately following subsection (f) as follows:

                           (g) Borrower hereby agrees to pay Lender a nonrefundable commitment fee (the "Commitment Fee") at the rate of One Quarter of One Percent (1/4%) per annum on the amount, if any, by which the Total Revolving Credit Outstandings is less than the amount of Lender's Revolving Credit Commitment, which Commitment Fee shall be computed on a daily basis and shall be payable monthly in arrears on the first (lst) day of each month during the Revolving Credit Period commencing September 1, 1999, and on the last day of the Revolving Credit Period. Said Commitment Fee shall be calculated on an actual day, 360-day year basis.

          9. Borrower hereby agrees to pay to Lender on the date hereof an amendment fee in the amount of Twelve Thousand Five Hundred Dollars ($12,500.00).

         10. Borrower hereby agrees to reimburse Lender upon demand for all out-of-pocket costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) incurred by Lender in the preparation, negotiation and execution of this Amendment and any and all other agreements, documents, instruments and/or certificates relating to the amendment of Borrower's existing credit facilities with Lender (collectively, the "Loan Documents"). Borrower further agrees to pay or reimburse

 Lender for (a) any stamp or other taxes (excluding income or gross receipts taxes) which may be payable with respect to the execution, delivery, filing and/or recording of the Loan Documents and (b) the cost of any filings and searches, including, without limitation, Uniform Commercial Code filings and searches. All of the obligations of Borrower under this paragraph shall survive the payment of the Borrower's Obligations and the termination of the Loan Agreement.

          11. All references in the Loan Agreement to "this Agreement" and any other references of similar import shall henceforth mean the Loan Agreement as amended by this Amendment.

          12. Except to the extent specifically amended by this Amendment, all of the terms, provisions, conditions, covenants, representations and warranties contained in the Loan Agreement shall be and remain in full force and effect and the same are hereby ratified and confirmed.

          13. This Amendment shall be binding upon and inure to the benefit of Borrower and Lender and their respective successors and assigns, except that Borrower may not assign, transfer or delegate any of its rights or obligations under the Loan Agreement as amended by this Amendment.

          14.      Borrower hereby represents and warrants to Lender that:

                   (a) the execution, delivery and performance by Borrower of this Amendment are within the corporate powers of Borrower, have been duly authorized by all necessary corporate action and require no action by or in respect of, consent of or filing or recording with, any governmental or regulatory body, agency or official or any other Person;

                   (b) the execution, delivery and performance by Borrower of this Amendment do not conflict with, or result in a breach of the terms, conditions or provisions of, or constitute a default under or result in any violation of, the terms of the Certificate or Articles of Incorporation or By-Laws of Borrower, any applicable law, rule, regulation, order, writ, judgment or decree of any court or governmental or regulatory agency or instrumentality or any agreement, document or instrument to which Borrower is a party or by which Borrower or any of its Property or assets is bound or to which Borrower or any of its Property or assets is subject;

                   (c) this Amendment has been duly executed and delivered by Borrower and constitutes the legal, valid and binding obligation of Borrower enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law);

                   (d) all of the representations and warranties of Borrower set forth in the Loan Agreement and the other Transaction Documents are true and correct in all material respects on and as of the date of this Amendment as if made on and as of the date of this Amendment; and

                   (e) as of the date of this Amendment, no Default or Event of Default under or within the meaning of the Loan Agreement has occurred and is continuing.

          15. In the event of any inconsistency or conflict between this Amendment and the Loan Agreement, the terms, provisions and conditions contained in this Amendment shall govern and control.

                     16. This  Amendment  shall be governed by and  construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

                     17. ORAL  AGREEMENTS OR COMMITMENTS  TO LOAN MONEY,  EXTEND
            CREDIT OR TO FORBEAR FROM ENFORCING REPAYMENT OF A DEBT, INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT, ARE NOT ENFORCEABLE. TO PROTECT BORROWER AND LENDER FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS REACHED BY BORROWER AND LENDER COVERING SUCH MATTERS ARE CONTAINED IN THE LOAN AGREEMENT AS AMENDED BY THIS AMENDMENT AND THE OTHER TRANSACTION DOCUMENTS, WHICH LOAN AGREEMENT AS AMENDED BY THIS AMENDMENT AND OTHER TRANSACTION DOCUMENTS ARE A COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENTS BETWEEN BORROWER AND LENDER, EXCEPT AS BORROWER AND LENDER MAY LATER AGREE IN WRITING TO MODIFY THEM.

                     18. Notwithstanding any provision contained in this Amendment to the contrary, this Amendment shall not be effective unless and until Lender shall have received:
                              (a) this Amendment, duly executed by Borrower;
                              (b) The Amended and Restated Revolving Credit Note
                     payable to the order of Lender in the principal amount of up to $25,000,000.00, duly executed by Borrower; and

                              (c) a  Secretary's  Certificate  certifying  as to
                     duly  adopted  resolutions  of the  Board of  Directors  of
                     Borrower which authorize the execution, delivery and performance of this Amendment and containing an incumbency certificate, which shall identify by name and title and bear the signatures of all of the officers of Borrower executing this Amendment.

                     IN WITNESS WHEREOF,  Borrower and Lender have executed this
            Second Amendment to Loan Agreement as of the date first set forth above.



                                                INTERLOTT TECHNOLOGIES, INC.



                                                By:  /s/David F. Nichols
                                                Title:  President and CEO



                                                MERCANTILE BUSINESS CREDIT INC.


                                                By:  /s/Dennis W. Blazer
                                                Title:  CFO

                                    EXHIBIT A

                           BORROWING BASE CERTIFICATE

     This Borrowing Base Certificate is delivered pursuant to Section 2.01(c) of that certain Loan Agreement dated October 29, 1997, by and among Interlott Technologies, Inc. ("Borrower") and Mercantile Business Credit Inc. ("Lender"), as the same may from time to time be amended, modified, extended, renewed or restated (the "Loan Agreement"). All capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to them in the Loan Agreement.

     Borrower hereby represents and warrants to Lender that the following information is true and correct as of , 19__

1.       85% of face amount of Eligible Accounts of Borrower     $
                                                                  -------------
2.       50% of Eligible Inventory of Borrower, valued in
         accordance with GAAP                                    $
                                                                  -------------

3.       Inventory Sub limit                                     $2,500,000.00

4.       Inventory Availability (Lesser of Item 2 or Item 3)     $
                                                                  -------------
5.       70% of Eligible Lease Payments                          $
                                                                  -------------

6.       Overadvance Amount (limit $750,000)                     $25,000,000.00

7.       Borrowing Base (Sum of Item 1 plus Item 4 plus Item 5
         plus Item 6)                                            $
                                                                  -------------
8.       Lender's Revolving Credit Commitment                    $
                                                                  -------------

9.       Borrower's Maximum Availability (Lesser of Item 7 or
         Item 8)                                                 $
                                                                  -------------
10.      Aggregate principal amount of outstanding Revolving
         Credit Loans                                            $
                                                                  -------------

11.      Aggregate undrawn face amount of outstanding Letters
         of Credit                                               $
                                                                  -------------

12.      Total Outstandings [Sum of Item 10 pl Item 11]          $
                                                                  -------------

13.      Borrowing Availability Excess (Deficit) [Item 9 minus
         Item 12] (Negative amount represents mandatory
         repayment)                                              $
                                                                  -------------

     If Item 13 above is negative, this Certificate is accompanied by the mandatory repayment required by Section 2.01(d) of the Loan Agreement.

     This Borrowing Base Certificate is dated the                  day
of                , 19




                                           INTERLOTT TECHNOLOGIES, INC.




                                           By
                                           Title:

                                    EXHIBIT B

                              AMENDED AND RESTATED
                              REVOLVING CREDIT NOTE

 $25,000,000.00                                              St. Louis, Missouri
                                                             September 28, 1999

          FOR VALUE RECEIVED, on the last day of the Revolving Credit Period, the undersigned, INTERLOTT TECHNOLOGIES, INC., a Delaware corporation ("Borrower"), hereby promises to pay to the order of MERCANTILE BUSINESS CREDIT INC., a Missouri corporation ("Lender"), the principal sum of Twenty-Five Million Dollars ($25,000,000.00), or such lesser sum as may then constitute the aggregate unpaid principal amount of all Revolving Credit Loans made by Lender to Borrower pursuant to the Loan Agreement referred to below. The aggregate principal amount of Revolving Credit Loans which Lender shall be committed to have outstanding under this Note at any one time shall not exceed Twenty-Five Million Dollars ($25,000,000.00), which amount may be borrowed, paid, reborrowed and repaid, in whole or in part, subject to the terms and conditions of this Note and of the Loan Agreement referred to below.

          Borrower further promises to pay to the order of Lender interest on the unpaid principal balance from time to time outstanding under this Note on the dates and at the rates set forth in the Loan Agreement referred to below. All payments received by Lender under this Note shall be allocated among the principal, interest, collection costs and expenses and other amounts due under this Note as follows: (a) so long as no Event of Default under the Loan Agreement has occurred and is continuing, as directed by Borrower; and (b) so long as any Event of Default under the Loan Agreement has occurred and is continuing, in such order and manner as Lender shall elect. The amount of interest accruing under this Note shall be computed on an actual day, 360-day year basis.

          All payments of principal and interest under this Note shall be made in lawful currency of the United States at the office of Lender situated at 100 South Brentwood Boulevard, Suite 500, St. Louis, Missouri 63105, or at such other place as the holder of this Note may from time to time designate in writing.

          Lender shall record in its books and records the date and amount of each Revolving Credit Loan made by it to Borrower and the date and amount of each payment of principal and/or interest made by Borrower with respect thereto; provided, however, that the obligation of Borrower to repay each Revolving Credit Loan made to Borrower under this Note shall be absolute and unconditional, notwithstanding any failure of Lender to make any such recordation or any mistake by Lender in connection with any such recordation. The books and records of Lender showing the account between Lender and Borrower shall be admissible in evidence in any action or proceeding and shall constitute prima facie proof of the items therein set forth in the absence of manifest error.

          Subject to the terms of the Loan Agreement referred to below, Borrower shall have the right to prepay all at any time or any portion from time to time of the unpaid principal of this Note prior to maturity, without penalty or premium.

          This Note is the Revolving Credit Note referred to in that certain Loan Agreement dated October 29, 1997 by and between Borrower and Lender, as amended by that certain First Amendment to Loan Agreement dated as of October 29, 1998 and that certain Second Amendment to Loan Agreement dated the date hereof (as so amended, and as the same may from time to time be further amended, modified, extended, renewed or restated, the "Loan Agreement"). The Loan Agreement, among other things, contains provisions for acceleration of the maturity of this Note upon the occurrence of certain stated events and also for prepayments on account of the principal of this Note and interest on this Note prior to the maturity of this Note upon the terms and conditions specified therein. All capitalized terms used and not otherwise defined in this Note shall have the respective meanings ascribed to them in the Loan Agreement.

           This Note is secured by, among other things, that certain Security Agreement dated October 29, 1997 and executed by Borrower in favor of Lender (as the same may from time to time be amended, modified, extended, renewed or restated, the "Security Agreement") and that certain Patent, Trademark and License Security Agreement dated October 29, 1997 and executed by Borrower in favor of Lender (as the same may from time to time be amended, modified, extended, renewed or restated, the "Patent, Trademark and License Security Agreement"), to which Security Agreement and Patent, Trademark and License Security Agreement reference is hereby made for a description of the security and a statement of the terms and conditions upon which this Note is secured.

           If any Event of Default under the Loan Agreement shall occur and be continuing, then Lender's obligation to make additional Revolving Credit Loans under this Note may be terminated in the manner and with the effect as provided in the Loan Agreement and the entire outstanding principal balance of this Note and all accrued and unpaid interest thereon may be declared to be immediately due and payable in the manner and with the effect as provided in the Loan Agreement.

           In the event that arty payment of any principal of or interest on this Note is not paid when due, whether by reason of maturity, acceleration or otherwise, and this Note is placed in the hands of an attorney or attorneys for collection or for foreclosure of the Security Agreement or the Patent, Trademark and License Security Agreement, or if this Note is placed in the hands of an attorney or attorneys for representation of Lender in connection with bankruptcy or insolvency proceedings relating hereto, Borrower promises to pay to the order of Lender, in addition to all other amounts otherwise due hereon, the costs and expenses of such collection, foreclosure and representation, including, without limitation, reasonable attorneys' fees and expenses (whether or not litigation shall be commenced in aid thereof). All parties hereto severally waive presentment for payment, demand for payment, protest, notice of protest and notice of dishonor.

           This Note shall be governed by and construed in accordance with the substantive laws of the State of Missouri (without reference to conflict of law principles).

         This Note is an amendment, restatement and continuation of that certain Revolving Credit Note of Borrower dated October 29, 1997 and payable to the order of Lender in the principal amount of $15,000,000.00 and is not a novation thereof. All interest accrued on the instrument being amended and restated by this Note shall continue to be due and payable to Lender until paid.

                                                1NTERLOTT TECHNOLOGIES, INC.



                                                By: /s/David F. Nichols
                                                Title:  President and CEO



                                                By: /s/Dennis W. Blazer
                                                Title:  CFO